CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statements of Additional Information constituting parts of this Post Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 9, 1998, relating to the financial statements and financial highlights appearing in the August 31, 1998 Annual Reports to Shareholders of the John Hancock Massachusetts Tax-Free Income Fund and the John Hancock New York Tax-Free Income Fund, which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" in such Statements of Additional Information and the references to us under the headings "Financial Highlights" in such Prospectus.



/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
January 22, 1999